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Exhibit (h)(14)

             AMENDMENT TO THE ACCOUNTING SERVICES AGREEMENT BY AND
           BETWEEN WATERHOUSE SECURITIES, INC. AND COUNTRYWIDE FUND
                                SERVICES, INC.

         Amendment made as of February 26, 1998 to the Accounting Services Agreement as of December 10, 1997 (the "Agreement") by and among WATERHOUSE SECURITIES, INC. ("WSI") and COUNTRYWIDE FUND SERVICES, INC. ("Countrywide").

                                  WITNESSETH:

WHEREAS, WSI and Countrywide desire to make an amendment to the Agreement;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. The Waterhouse Investors Dow Jones Industrial Average(SM) Index Fund is included as a "Portfolio" under the Agreement for all purposes.

2. Schedule A is hereby amended to read in its entirety as follows:

                                 COMPENSATION

Countrywide will receive a monthly fee with respect to each of the Money Market Portfolio, U.S. Government Portfolio and Municipal Portfolio, based upon the average net assets of such Portfolio during such month, in accordance with the following schedule:

Portfolio's Average Net Assets                                  Monthly Fee
------------------------------                                  -----------
Less than $250,000,000                                            $3,000
$250,000,000 - $400,000,000                                        4,000
$400,000,000 - $500,000,000                                        4,500
$500,000,000 - $600,000,000                                        5,000
Over $600,000,000                                                  6,000

Countrywide will receive a monthly fee with respect to the Waterhouse Investors Dow Jones Industrial Average(SM) Index Fund (the "Fund"), based upon the average monthly net assets of such Fund during such month, in accordance with the following schedule:

Fund's Average Monthly Net Assets                               Monthly Fee
---------------------------------                               -----------
Less than $100,000,000                                            $2,500
$100,000,000 - $250,000,000                                        3,500
$250,000,000 - $400,000,000                                        4,500
$400,000,000 - $500,000,000                                        5,000

                                      50
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Over $500,000,000                                              6,000 + .001%

The fee of .001% on assets over $500,000,000 represents the asset based fee Countrywide is charged by SunGard.

Countrywide will be reimbursed for the cost of external pricing services used by the Fund.


3. Except as specifically amended hereby, the Agreement remains in full force and effect.


IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                              WATERHOUSE SECURITIES, INC.


                                              By:  /s/ Michele R. Teichner
                                                   --------------------------


                                              COUNTRYWIDE FUND SERVICES, INC.


                                              By:  /s/ Robert Dorsey
                                                   --------------------------


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